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EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-50912, 333-88313, and 333-106325 of Edgewater Technology, Inc on Form S-8 of our report dated March 30, 2004, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to i) a change in accounting in 2002 for intangible assets and ii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of Edgewater Technology, Inc. for the years ended December 31, 2003 and 2002.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 30, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT